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                                                                    EXHIBIT 21.1



                             LIST OF SUBSIDIARIES


Name of Subsidiary                       Jurisdiction of Incorporation
------------------                       -----------------------------
Cognitive Training Associates, Inc.                Texas
Cooper & Associates, Inc.                          Illinois
HTR, Inc.                                          Delaware
UOL Leasing, Inc.                                  Delaware